UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

Kirby Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	1-07615	74-1884980
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000, Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 435-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Kirby held its Annual Meeting of Stockholders on April 28, 2020, at which the stockholders voted on the following matters:

1.
Richard J. Alario, David. Grzebinski, and Richard R. Stewart were elected Class I directors of Kirby to serve until the 2023 Annual Meeting of Stockholders and Tanya S. Beder was elected a Class II director of Kirby to serve until the 2021 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
Richard J. Alario	53,218,469	963,359	19,475	2,652,652
David W. Grzebinski	53,447,667	734,463	19,173	2,652,652
Richard R. Stewart	53,335,069	846,743	19,491	2,652,652
Tanya S. Beder	53,798,808	383,538	18,957	2,652,652

2.	The Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2020 was ratified by the following vote:

For	55,952,076
Against	880,347
Abstain	21,532

3.	Advisory vote on the approval of the compensation of Kirby’s named executive officers:

For	44,210,375
Against	9,055,247
Abstain	935,681
Broker non-votes	2,652,652

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

	By:	/s/ William G. Harvey
William G. Harvey
Executive Vice President and Chief Financial Officer
Date: May 1, 2020